Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 of Argyle Security, Inc., pertaining to the registration of 1,000,000 shares of its common stock, of our report dated October 30, 2007, relating to the consolidated financial statements of ISI Detention Contracting Group, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of Argyle Security, Inc. for the year ended December 31, 2007.

/s/ Padgett, Stratemann & Co., L.L.P.
Certified Public Accountants
San Antonio, Texas
July 25, 2008